                                                                    EXHIBIT 10.1



================================================================================





                     REAL ESTATE SALE AND PURCHASE AGREEMENT


                                 By and Between


                                OASIS GROUP, INC.


                                       and


                               MRS. LIBUSE HORNAK







                            Date: February   , 2001
                                           --





================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page


1.       Agreement of Purchase and Sale..........................................................................1
2.       Earnest Money...........................................................................................1
3.       Purchase Price..........................................................................................1
4.       Feasibility Period......................................................................................2
5.       Due Diligence Documents.................................................................................2
6.       Survey..................................................................................................3
7.       Title...................................................................................................3
8.       Property Inspection.....................................................................................4
9.       Condition of the Property and Operation of the Property Prior to Closing................................5
10.      Seller's Representations and Warranties.................................................................5
11.      Purchaser's Representations and Warranties..............................................................6
12.      Seller's Obligations Pending Closing....................................................................7
13.      Closing.................................................................................................8
14.      Conveyance..............................................................................................8
15.      Possession..............................................................................................9
16.      Settlement Costs and Adjustments........................................................................9
17.      Condemnation...........................................................................................10
18.      Seller's Remedy........................................................................................10
19.      Purchaser's Remedies...................................................................................10
20.      Real Estate Commissions................................................................................11
21.      Escrow Agent...........................................................................................11
22.      Time Period............................................................................................12
23.      Notices................................................................................................12
24.      Assignment of Interest.................................................................................13
25.      Survival...............................................................................................13
26.      Construction...........................................................................................13
27.      Persons Bound..........................................................................................13
28.      Modification/Amendment.................................................................................13
29.      Counterparts...........................................................................................13
30.      Waiver.................................................................................................14
31.      Captions...............................................................................................14
32.      Pronouns...............................................................................................14
33.      Severability...........................................................................................14
34.      Exhibits...............................................................................................14
35.      Use of the Word "Herein"...............................................................................14
36.      Third Parties..........................................................................................14
37.      Confidentiality........................................................................................14
38.      Attorney's Fees........................................................................................14

                     REAL ESTATE SALE AND PURCHASE AGREEMENT


         This REAL ESTATE SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into as of the ____ day of February, 2001 (the "Effective Date"), by and between OASIS GROUP, INC., a Georgia corporation, or any wholly owned subsidiary that Oasis organizes to purchase the property ("Purchaser" or "Oasis"), and MRS. LIBUSE HORNAK, an individual resident of California or assignee (the "Seller").

         1. AGREEMENT OF PURCHASE AND SALE. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the land (hereinafter called the "Land") located in California and Arizona, as more specifically described in attached Exhibit A, together with all right, title and interest of Seller in and to any trade or business name (hereinafter collectively called the "Trade Name") used in connection with the operation of the business conducted by Seller at the Land; and all easements, appurtenances, rights, privileges, reservations, tenements and hereditaments belonging or pertaining to any of the foregoing. The foregoing items are hereinafter collectively called the "Property".

         2. EARNEST MONEY. On the Effective Date, Purchaser will deposit Ten Thousand Dollars ($10,000) (the "Earnest Money") with First American Title Company (the "Escrow Agent") to be held in trust on the terms herein set forth for the mutual benefit of the parties hereto. The Earnest Money will be invested by Escrow Agent in a money market fund or a federally-insured interest-bearing account. Interest on the Earnest Money will for all purposes become and constitute part of the Earnest Money. Notwithstanding the foregoing, a portion of the Earnest Money in the amount of One Hundred Dollars ($100) will be independent consideration for the agreements of Seller set forth herein. The Earnest Money shall be refunded to the Purchaser if Purchaser decides, for any reason, to not proceed with the purchase of the Property at any time prior to the expiration of the Feasibility Period (as defined herein). Upon expiration of the Feasibility Period, and upon written notice of the satisfaction of the Feasibility Analysis (as defined herein), if Purchaser shall decide to proceed with the purchase of the Property, then Purchaser shall deposit an additional Ninety Thousand Dollars ($90,000) with the Escrow Agent, increasing the total Earnest Money to One Hundred Thousand Dollars ($100,000). After Purchaser deposits the additional $90,000 with the Escrow Agent, the Earnest Money will become non-refundable and be held by the Escrow Agent until the Closing. At the Closing the Earnest Money shall be applied to the Purchase Price. As used in this Agreement, the term "Refund" shall mean the Earnest Money, with interest, shall be returned to Purchaser except for the $100, which Escrow Agent shall deliver to Seller as consideration for Seller's entering into this Agreement.

         3. PURCHASE PRICE. In consideration for the Property, Purchaser shall pay Seller the sum of Ten Million Dollars ($10,000,000) as follows: (a) At the Closing, Purchaser shall pay to Seller the sum of One Million Five Hundred Thousand Dollars ($1,500,000) less the Earnest Money (the "Down Payment") and
(b) at the Closing, Purchaser shall deliver to Seller a Promissory Note in the amount of Eight Million Five Hundred Thousand Dollars ($8,500,000) in a form mutually agreeable to the Parties prior to the Closing (the "Note") and a Deed of Trust in a form mutually agreeable to the Parties prior to the Closing (the "Deed of Trust"). The Note shall be for a term of six (6) years and shall bear interest at a rate of four percent (4%) for the first two (2) years and at a rate of six percent (6%) thereafter. Payments on the Note shall be paid quarterly beginning on the first day of the twenty-fifth (25th) month after the Closing. The Note shall provide for releases in amounts mutually agreeable to the Parties.

         4. FEASIBILITY PERIOD. The "Feasibility Period" shall begin upon receipt of all of the Due Diligence Information by Purchaser. The Feasibility Period shall last for the greater of: (a) ninety (90) days; or (b) thirty (30) days from the expiration of any appeal periods after the execution of a development agreement. During the Feasibility Period, the Purchaser shall review the Due Diligence Documents, the Survey, the Preliminary Title Report, perform any Property Inspections deemed necessary by Purchaser, and perform any other reviews or inspections deemed necessary by Purchaser to complete its Feasibility Analysis. During the Feasibility Period, Purchaser shall hold meetings with County and local officials to confirm the key issues necessary to develop the Property.

         5. DUE DILIGENCE DOCUMENTS. Seller shall, prior to the beginning of the Feasibility Period or as soon as commercially practicable after the Effective Date, provide to Purchaser the following:

                  (a) Any and all environmental reports, site assessments or governmental notices relating to the environmental condition of the Property which are in the possession of Seller (collectively, the "Environmental Report");

                  (b) Any and all surveys pertaining to the Property including boundary topographic and tree surveys;

                  (c) Copies of any and all correspondence or notices regarding the Property's compliance or failure to comply with any governmental ordinance, code or regulation pertaining thereto;

                  (d) A copy of any and all permits, licenses and similar documents relating to the Property;

                  (e) Current agreement(s) with owner/partner(s) and preliminary title reports;

                  (f)      Current property tax bills;

                  (g)      Subdivision maps, with conditions;

                  (h) All current covenants, conditions and restrictions relating to the Property including public subdivision;

                  (i) Any soil, biological, geological and engineering reports;

                  (j)      EIR, specific plan(s) and conditions of approval;

                  (k) Governmental zoning letter, will serve letters and development agreements;

                  (l) Plans/costs regarding grading, improvements, landscape and building architecture;

                  (m) Any other obligations of the ultimate lot buyers, including fees, design guidelines, bonds, or dues, plus limitations for the Purchaser;

                  (n) Any agreements between the Seller and the community residents that obligate the Purchaser to perform in any way for such residents, the local authority, and/or Homeowner's Associations;

                  (o) All disclosures regarding any significant impact on the Property (i.e., faults, flood zones, moratoria, etc.).

         The foregoing information shall hereinafter be referred to as the "Due Diligence Information," however, the enumeration of the Due Diligence Information above shall not be construed to limit the information that Purchaser may require to conduct its evaluation of the Property. If, after reviewing the Due Diligence Information, Purchaser deems it necessary to receive additional information from Seller, then all such additional information shall also be referred to as the "Due Diligence Information."

         6. SURVEY. During the Feasibility Period, Purchaser will have the right to enter onto the Property to have a new survey of the Property prepared or to have Seller's survey of the Property updated at Purchaser's expense. If the survey prepared or updated as provided above (the "Survey") shows matters affecting marketability of title to the Property, Purchaser may object thereto prior to the expiration of the Feasibility Period. Seller will have until Closing to cure such matters; provided, however, that Seller will have until five (5) business days after receipt of Purchaser's objections in which to indicate to Purchaser in writing any and all of such matters which Seller will decline to cure. If there are items Seller declines to cure, within five (5) business days after receipt by Purchaser of Seller's response to Purchaser's notice, Purchaser shall deliver notice to Seller in which Purchaser elects, with respect to such items, to either (a) accept the Property with such matters as Seller declines to cure (the "Permitted Survey Exceptions") with no change in the terms of this Agreement, or (b) decline to accept the Property with such matters. If Purchaser declines to accept the Property pursuant to option (b) above, then, except as expressly provided herein, this Agreement will be null and void, and the Escrow Agent shall refund all Earnest Money to Purchaser, whereupon, the parties will have no further rights, duties, obligations or liabilities to one another.

         7.       TITLE.

                  (a) Seller shall convey to Purchaser at Closing good and marketable fee simple title in and to the Property. For the purposes of this Agreement, "good and marketable fee simple title" shall mean fee simple ownership which is: (i) free of all claims, liens and encumbrances of any kind or nature whatsoever other than the Permitted Title Exceptions (as defined below); and (ii) insurable by First American Title Insurance Company (the "Title Company"), at then-current standard rates under the standard form of ALTA owner's policy of title insurance (ALTA Form B-1992), with the standard or printed exceptions therein deleted and without exception other than for the Permitted

         Exceptions (the "Title Policy"). For the purposes of this Agreement, the term "Permitted Title Exceptions" shall mean: (A) current city, state and county ad valorem taxes not yet due and payable; (B) easements for the installation or maintenance of public utilities serving only the Property; (C) any other matters disclosed by the most current survey then available except for such survey matters as Seller is obligated to cure pursuant to this Agreement; and (D) any matter Purchaser agrees to in writing.

                  (b) Within 20 days after the Effective Date, Seller shall, at Seller's sole cost and expense, cause the Title Company to issue and deliver to Purchaser a written commitment (the "Preliminary Title Report") to issue the Title Policy in the full amount of the fair market value of the Property. Seller shall pay the premium for the Title Policy at or before the Closing. Purchaser agrees to pay for the additional cost of an extended ALTA policy of title insurance, with a mechanic's lien binder in the amount of the Purchase Price.

                  (c) If the Preliminary Title Report reveals non-Permitted Title Exceptions, or any title defects, Purchaser may object by notifying Seller in writing within five (5) days after the date of receipt of the Preliminary Title Report. Seller will have until five
         (5) business days after receipt of Purchaser's objections in which to indicate to Purchaser in writing any non-Permitted Title Exceptions raised by Purchaser which Seller will not cure. All other matters must be cured prior to Closing and Seller shall pay at or prior to Closing any and all liens, judgments and mortgages. If there are any items Seller declines to cure, within five (5) business days after receipt by Purchaser of Seller's response to Purchaser's notice, Purchaser shall deliver notice to Seller in which Purchaser elects, with respect to such items, to either (i) accept the Property with such matters as Seller declines to cure with no change in the terms of this Agreement, or (ii) decline to accept the Property with such matters. If Purchaser declines to accept the Property pursuant to option (ii) above, then, except as expressly provided herein, this Agreement will be null and void, and the Title Agent shall refund of all Earnest Money to Purchaser, whereupon, the parties will have no further rights, duties, obligations or liabilities to one another under this Agreement.

         8.       PROPERTY INSPECTION.

                  (a) Purchaser and Purchaser's agents or contractors shall have the right during the Feasibility Period to enter the Property at reasonable times for the purpose of inspecting, testing and appraising the Property and to review all books and records, contracts and other operating documents relating to the Property, upon reasonable notice to Seller. Seller shall provide access to all areas at the Property. Purchaser shall keep the Property free and clear of any mechanic's or materialman's liens arising out of such entry. Purchaser agrees to indemnify and hold Seller harmless to the extent of its insurance coverage under its regularly maintained insurance program from any damages sustained by Seller resulting from the exercise by Purchaser or its representatives of the rights granted in this Paragraph, which agreement shall survive Closing or the earlier termination hereof. Upon two (2) business days' prior notice, Seller agrees that all books, records, leases and other operating documents shall be available at one location at the Property. After the expiration of the Feasibility Period, Purchaser shall have access to the

         Property to perform further inspections and to insure that the property is being maintained in accordance with the terms of this Agreement.

                  (b) Should Purchaser after Purchaser's inspection of the Property determine, in Purchaser's sole discretion, the Property to be unsatisfactory for Purchaser's purposes, for any reason, Purchaser may terminate this Agreement by written notice delivered to Seller on or before the expiration of the Feasibility Period, in which case Escrow Agent shall make a Refund of all Earnest Money to Purchaser and neither party shall have any further obligations hereunder.

         9. CONDITION OF THE PROPERTY AND OPERATION OF THE PROPERTY PRIOR TO CLOSING. Seller agrees that on the Date of Closing the Property shall be in the same physical condition as on the date of Purchaser's inspection of the Property. In the event that there is a material change in the condition of the Property between the date that Purchaser conducts its inspection and the Date of Closing, then Purchaser shall have the option of terminating this Agreement and all Earnest Money shall be returned to Purchaser and neither party shall have any further obligation hereunder. Prior to Closing, Seller shall be responsible for and shall maintain the property at Seller's sole cost and expense. Seller shall indemnify and hold Purchaser harmless against all claims which may be made relating to Seller's ownership or operation of the Property and any acts or omissions occurring during Seller's ownership of the Property including all obligations, losses, damages, penalties, costs and expenses related thereto (including, but not limited to, Purchaser's reasonable attorney's fees). Purchaser shall indemnify and hold Seller harmless against all claims which may be made relating to Purchaser's ownership or operation of the Property and any acts or omissions occurring during Purchaser's ownership of the Property including all obligations, losses, damages, penalties, costs and expenses related thereto (including, but not limited to, Seller's reasonable attorney's fees).

         10. SELLER'S REPRESENTATIONS AND WARRANTIES. As of the Effective Date (unless a different date is specified), Seller represents and warrants to Purchaser that:

                  (a) No person, firm, or entity (except as may be set forth in this Agreement) has any rights in or right to acquire the Property or any part thereof.

                  (b) Seller has received no written notice and has no knowledge of any actual or threatened action, litigation, rezoning, condemnation or proceeding by any person, entity or governmental agency which would affect the Property.

                  (c) Seller has received no written notice and has no knowledge of any governmental assessments concerning the Property which are unpaid.

                  (d) Seller has and has no knowledge of and has received no written notice of any violation of law, municipal or county ordinances or codes, or other legal requirements with respect to the Property.

                  (e) The Property does not violate environmental laws applicable to it and the Property has not been used by Seller for the generation, storage or handling of hazardous materials or contaminants and there has been no release of a hazardous substance on or from the Property.

                  (f) Seller is or, as of the Closing Date will be, the owner of fee simple, marketable title to the Property.

                  (g)      None of the lots are located in a flood plain area.

                  (h) No improvements or repairs have been made or will be made to the Property on behalf of the Seller during the 90 days immediately preceding the Closing Date which will not be paid for in full as of the Closing Date, and there will be no outstanding bills incurred for labor, services and materials used in making improvements or repairs on the Property on behalf of Seller or for services of architects, surveyors or engineers engaged by Seller.

                  (i) As of the Closing Date, there will be no unpaid bills or liens for past due taxes or assessments of any nature, for any paving, sidewalk, curbing, water, sewer, street improvements, other utilities or other services provided for the benefit of the Seller on the Property of any kind against the Property, other than those items which are pro-rated in connection with Closing.

                  (j) Seller has made no representations to any county or local authorities or any homeowners in the community regarding the type or style of the development of the Property, except, if any, for those disclosed in writing to Purchaser during the Feasibility Period.

                  (k) All labor performed and materials supplied for the Property have been fully paid by Seller, and no mechanic's lien or any other lien may be claimed by any person for such labor or materials.

                  (l) Seller has no knowledge or information of any facts, circumstances, or other conditions which do or would in any way adversely affect the Property, or the successful operation of the Property, except as specifically provided to Purchaser in writing during the Feasibility Period.

         All of the representations and warranties of Seller shall be true and correct as of the Closing Date and Seller shall recertify the representations and warranties on the Closing Date and shall indemnify and hold harmless the other party for any and all loss, damages, costs or liabilities incurred due to the inaccuracy thereof. This indemnity shall survive the Closing for a period of one (1) year.

         11. PURCHASER'S REPRESENTATIONS AND WARRANTIES. As of the Effective Date (unless a different date is specified), Purchaser represents and warrants to Seller that:

                  (a) Oasis is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of California, and has the full power and authority necessary to execute, deliver and perform its obligations under this Agreement and the other documents and instruments to be executed and delivered by Oasis pursuant to this Agreement (the "Agreement Documents"). Oasis is duly qualified to do business and is in good standing in California, which includes every state of the United States in which the conduct of the business and the ownership of such properties and assets requires it to be so qualified.

                  (b) The execution, delivery and performance of the Agreement Documents to be executed and delivered by Oasis have been duly authorized by all necessary action on the part of Oasis. The Agreement Documents to be executed and delivered by Oasis have been or will be, as the case may be, duly executed and delivered by Oasis and constitute or will constitute the legal, valid and binding obligations of Oasis, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

                  (c) The execution, delivery and performance by Oasis of the Agreement Documents to be executed and delivered by Oasis: (a) do not require the consent of or notice to any third party; (b) do not conflict with any provision of Oasis' articles of organization or operating agreement; and (c) do not violate any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Oasis is subject or by which Oasis or any of its respective properties are bound.

         All of the representations and warranties of Purchaser shall be true and correct as of the Closing Date and Purchaser shall recertify the representations and warranties on the Closing Date and shall indemnify and hold harmless the other party for any and all loss, damages, costs or liabilities incurred due to the inaccuracy thereof. This indemnity shall survive the Closing for a period of one (1) year.

         12. SELLER'S OBLIGATIONS PENDING CLOSING. Between the Effective Date and the Closing Date (or termination hereof), Seller shall:

                  (a) Use all reasonable efforts as may be necessary to effect the transactions contemplated by this Agreement.

                  (b) Maintain the Property in the same manner as is presently done, subject to normal wear and tear, casualty, and condemnation.

                  (c) Maintain existing insurance coverage or its equivalent in force with respect to the Property.

                  (d) Not convey or contract to convey or voluntarily encumber the Property or any portion thereof or interest therein.

                  (e) Not enter into any contract that will be an obligation affecting the Property or any part thereof subsequent to the closing without Purchaser's prior written consent which Purchaser agrees not to unreasonably withhold or delay.

                  (f) Cooperate with, and assist in Purchaser's efforts to obtain access to governmental agencies that have approval authority concerning the development of the Property.

                  (g) Perform all acts reasonably necessary to ensure the assignment and transfer of any development and underground rights and concessions from Seller to Purchaser at the Closing.

         13. CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall occur on a date agreed to by the parties on a date not more than sixty (60) days after the expiration of the Feasibility Period (the "Closing Date").

         14.      CONVEYANCE.

                  (a) At the Closing, the parties will execute and deliver all deeds and other documents necessary to consummate the transactions contemplated by this Agreement, as more specifically set forth in this section.

                  (b) At Closing, Seller shall convey the Property subject only to the Permitted Survey Exceptions and the Permitted Title Exceptions (collectively, the "Permitted Exceptions") and deliver to Purchaser the following documents (all of which shall be duly executed, sealed, witnessed and notarized where required):

                           (i) General Warranty Deed (the "Deed") conveying title to the Land and Improvements subject only to the Permitted Exceptions.

                           (ii) An assignment of any and all contracts affecting the Property, together with any security or other deposits pertaining thereto.

                           (iii) Blanket assignment and transfer of any and all assignable warranties and guarantees from any contractors, subcontractors, suppliers, manufacturers or distributors relating to the Property.

                           (iv) The original of any and all assignable licenses and permits related to the Property.

                           (v) An affidavit establishing that Seller is not a "foreign person" for withholding purposes under the Internal Revenue Code.

                           (vi) A reaffirmation of Seller's representations and warranties in Paragraph 10 hereof.

                           (vii) An affidavit sufficient to cause Purchaser's title insurer to remove standard printed exceptions in its title policy for mechanic's liens, broker's liens, and rights of parties in possession.

                           (viii) If the Survey has a legal description different than that contained in Exhibit A, a quitclaim deed based on the Updated Survey.

                           (ix)     A closing statement.

                           (x) A termination of any and all contracts related to the Property.

                           (xi) A certificate dated as of the Closing Date signed by Mrs. Stephan Hornak certifying that the representations and warranties of Seller set forth herein are true and correct in all material respects as of the Closing Date and that Seller has fulfilled all of the conditions in the Agreement.

                           (xii)    Such other documentation as may be
                  reasonably required of Seller to effect the consummation of the transactions contemplated hereby.

                  (c) At Closing, Purchaser shall deliver to Seller the following (all of which shall be duly executed, sealed, witnessed and notarized where required):

                           (i)      The Down Payment, Note and Deed of Trust.

                           (ii) A copy of a good standing certificate regarding Oasis certified by the Secretary of State of California, dated within thirty (30) days prior to Closing.

                           (iii) A copy of a Resolution of the Board of Directors, Managing Member or General Partner of Purchaser authorizing the transactions contemplated herein, the execution and delivery of all documents required to effectuate such, and designating the person authorized to execute and deliver such documents on behalf of Purchaser, together with a Certificate of Incumbency with respect to such officers. In the event that Purchaser is an entity other than a corporation, Purchaser shall deliver certifications equivalent to those required by the preceding sentence with respect to such entity.

                  (d) At Closing, Escrow Agent will apply the Earnest Money toward the Purchase Price.

         15. POSSESSION. Seller shall give possession of the Property to Purchaser on the Closing Date.

         16.      SETTLEMENT COSTS AND ADJUSTMENTS.

                  (a) Each party shall be responsible for its respective attorneys' fees incurred by it in connection with this Agreement and the transactions contemplated hereby. Purchaser shall be responsible for the costs of any and all audits, tests, surveys or inspections of the Property which it desires to make; intangible tax on any security instrument recorded on behalf of Purchaser in connection with this Agreement. Purchaser and Seller shall each be responsible for one-half (1/2) of any title company escrow or investment fees with respect to the Earnest Money. Seller shall be responsible for any and all transfer taxes with respect to the General Warranty Deed; any title examination fees and premiums in connection with obtaining title insurance on the Property; and any and all recording costs.

                  (b) The following items shall be prorated and adjusted between Seller and Purchaser as of 11:59 p.m. on the date before the Closing Date:

                           (i) All general real estate, personal property and sanitary taxes which are liens upon the Property for the year of Closing shall be prorated on the basis of the most recent ascertainable tax bill. Such taxes shall be adjusted, if necessary, when the actual tax bills for the period covered by the proration shall become available, and the appropriate payment or credit shall be made between the Purchaser and Seller within ten (10) days after demand. Seller shall pay all assessments due and payable prior to the Closing Date; Purchaser shall be responsible for those becoming payable thereafter; and

                           (ii) No capital expenses will be prorated, Seller will pay for any prepayment fees, recording costs, and other costs incurred by Seller in connection with satisfaction of any mortgage and other title matters it agrees to cure, and, to the extent bills for expenses for which Seller is responsible have not been received by Closing, Seller will reimburse Purchaser within 10 days after demand (accompanied by a copy of the bill in question).

         17. CONDEMNATION. If on or before the Closing Date eminent domain proceedings are instituted, or a notice of condemnation is given, with respect to all or a portion of the Property, Seller shall promptly notify Purchaser thereof. Purchaser shall have the right to terminate this Agreement by giving written notice to Seller at any time after receiving written notice from the Seller, but not later than twenty (20) days after receipt of such notice from Seller, and in the event Purchaser exercises such right to terminate this Agreement, the Escrow Agent shall make a Refund of all Earnest Money to Purchaser, whereupon no party hereto shall have any further rights, obligations or liabilities hereunder. In the event of any eminent domain proceedings, and provided Purchaser has not elected to terminate this Agreement, the General Warranty Deed shall be subject to any such eminent domain proceeding, such taking shall be deemed a Permitted Exception, and Seller shall deliver to Purchaser on the Closing Date an assignment in a form satisfactory to Purchaser of all of Seller's right, title and interest in and to any eminent domain award.

         18. SELLER'S REMEDY. If all of the conditions to Purchaser's obligation to purchase the Property have been fulfilled or waived in writing by Seller and if Purchaser defaults in performing under this Agreement, and such default is for any other reason than Seller's default, Seller shall be entitled to payment of the Earnest Money and interest thereon, not as a penalty, but for full liquidation of damages, the parties declaring and agreeing that actual damages are impossible to ascertain and that such is and represents a reasonable forecast and settlement of such damages of Seller, reached after negotiation between the parties. The parties agree that the sum stated above is liquidated damages and shall be in lieu of any other relief to which the Seller might otherwise be entitled by virtue of this Agreement or by operation of law or otherwise, and shall represent Seller's sole and exclusive remedy for such breach by Purchaser.

         19. PURCHASER'S REMEDIES. In the event that Seller defaults in performing under this Agreement and such default is not waived in writing by Purchaser or should any of Seller's warranties or representations be untrue in any material respect, Purchaser shall elect either of the following as Purchaser's sole and exclusive remedy for such breach:

                  (a) terminate this Agreement by written notice delivered to Seller on or before the Closing Date, in which case the Escrow Agent shall Refund all Earnest Money and interest thereon to Purchaser, whereupon neither party shall have any further rights or remedies with respect to this Agreement; or

                  (b) seek specific performance of this Agreement against Seller.

         Notwithstanding the foregoing, to the extent Seller has provided an express warranty or indemnification, Purchaser's remedies will not be limited by this Paragraph.

         20. REAL ESTATE COMMISSIONS. Seller covenants and represents to Purchaser that except for N/S Associates and Charles McLaughlin ("Seller's Brokers"), no brokers are claiming by, through or under Seller and none are entitled to be paid a finder's fee, cooperation fee, commission or other brokerage-type fee or similar compensation in connection with this Agreement and the transactions contemplated hereby ("Brokerage Compensation"), and that Seller has not had any dealings or agreements with any other individual or entity in connection therewith. Purchaser covenants and represents to Seller that except for Fred Sands Brown Realtors and Mr. William C. Dixon ("Buyer's Brokers") no brokers are claiming by, through or under Purchaser and none are entitled to be paid Broker's Compensation, and that Purchaser has not had any dealings or agreements with any other individual or entity in connection therewith. If any person or entity other than the Seller's Broker or Buyer's Brokers shall assert a claim to such a fee or compensation against either Seller or Purchaser on account of alleged employment as a finder, consultant or broker, then the party to this Agreement by, through or under whom the person or entity claims such employment shall indemnify, defend and hold harmless the other party against and from any and all such claims and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. Seller's Broker and Buyer's Brokers agree that, without the prior written consent of Seller and Purchaser, they will not make or permit to be made, or permit those acting by, through or under them to make, any press release, tombstone or other advertisement or other announcement, or disseminate any information to third parties, relative to this transaction. The agreement contained in this Paragraph shall survive the Closing or the earlier termination hereof.

         The Brokerage Compensation shall be paid at the Closing as follows: One Hundred Fifty Thousand Dollars ($150,000) to N/S Associates, One Hundred Thousand ($100,000) to Charles McLaughlin, One Hundred Thousand Dollars ($100,000) to Fred Sands Brown Realtors (Tom Murray), and One Hundred Thousand Dollars ($100,000) to Mr. William C. Dixon.

         21. ESCROW AGENT. Escrow Agent hereby accepts its designation as Escrow Agent hereunder, acknowledges receipt of the Earnest Money, and agrees to hold and disburse the Earnest Money as herein provided. Escrow Agent shall not be liable for any acts taken in good faith, shall only be liable for its willful default or action, or gross negligence, and may, in its sole discretion, rely in good faith upon the written notices, communications, orders or instructions given by any party hereto. In the event of a dispute between Purchaser and Seller under this Agreement sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Earnest Money, and all other money or property in its hands under the terms of this Agreement, together with the institution of such legal proceedings as it deems appropriate, and thereupon be discharged from all further duties under this Agreement. Except for failure to collect the Earnest Money, Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be incurred by Escrow Agent in connection with its acceptance of this appointment as Escrow Agent or the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof; provided, however, that if the matter in question arises from the negligence or willful act of Escrow Agent, then Escrow Agent shall bear all such losses, claims, damages and expenses. In the event Escrow Agent places in the registry or custody of any court of competent jurisdiction the Earnest Money, it shall request that said funds be placed in an interest bearing account for the benefit of the party entitled thereto, and such interest will be paid to the party entitled to receive the Earnest Money.

         22. TIME PERIOD. Time is of the essence in this Agreement. Provided, however, that if the time within which any action, consent, approval or other activity contemplated, expires on a Saturday, Sunday or a national bank holiday, such time period shall automatically be deemed extended to the first day after the scheduled termination of such time period which is not a Saturday, Sunday or national bank holiday.

         23. NOTICES. All notices required or permitted to be given hereunder shall be in writing, delivered in person or sent by reputable overnight carrier for next business day delivery or by telefax (for which receipt has been confirmed by the sender pursuant to the telefax machine's confirmation software), and shall be effective on receipt. Notice shall be directed as follows:

         To Seller:                 Mrs. Stephan Hornak
                                    1036 Andreas Palms
                                    Palm Springs, CA  92264
                                    Telephone: (760) 320-6877
                                    Facsimile: (760) 320-2972

         With a copy to:            Charles McLaughlin
                                    Suite 27
                                    247 East Tahquitz Canyon
                                    Palm Springs, CA 92262
                                    Telephone: (800) 854-4361
                                    Facsimile: (760) 327-1290

         To Purchaser:              Oasis Group, Inc.
                                    490 Regatta Bay Blvd.
                                    Destin, FL  32541
                                    Attention: Ronald Potts
                                    Telephone: (865) 560-6308
                                    Facsimile: (865) 470-0109

         With a copy to:            Kutak Rock LLP
                                    Suite 200
                                    225 Peachtree Street, N.E.
                                    Atlanta, GA  30303-1731
                                    Attention: Robert E. Altenbach, Esq.
                                    Telephone: (404) 222-4600
                                    Facsimile: (404) 222-4654

         With a copy to:            Mr. Bill Dixon
                                    701 Santa Florinca
                                    Solana Beach, CA 92075
                                    Telephone: (858) 481-8297
                                    Facsimile: (858) 481-8297

         To Escrow Agent:           First American Title Company
                                    3625 Fourteenth Street
                                    Riverside, CA 92501
                                    Attention: Deborah J. Newton
                                    Telephone: (909) 787-1700
                                    Facsimile: (909) 784-7956

         24. ASSIGNMENT OF INTEREST. Until Closing or the earlier termination hereof Seller shall not assign its right, title or interest in and to the Property. Purchaser may not assign its right, title to interest in and to this Agreement without the prior written consent of Seller. Notwithstanding the foregoing Purchaser may, without the consent of Seller, assign this Agreement to an entity under control or under common control of Purchaser.

         25. SURVIVAL. The representations and warranties made herein shall survive the closing of the transactions contemplated hereby for one (1) year.

         26. CONSTRUCTION. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of California. Seller and Purchaser acknowledge that they have both participated in the drafting of this Agreement and that neither Seller nor Purchaser shall be entitled to the benefit of the legal principle that a document is to be construed against the person drafting it.

         27. PERSONS BOUND. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

         28. MODIFICATION/AMENDMENT. This Agreement contains the entire agreement of the parties, supersedes all prior negotiations and agreements between the parties, and may not be modified or amended except by a writing executed by Seller and Purchaser.

         29. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

         30. WAIVER. Except as otherwise provided herein, the failure of Seller or Purchaser to insist upon or enforce any of their respective rights hereunder shall not constitute a waiver thereof.

         31. CAPTIONS. The captions used herein have been included for convenience of reference only and shall not be deemed to vary the content of this Agreement or limit the provisions or scope of any section or paragraph hereof.

         32. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity may require.

         33. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         34. EXHIBITS. All of the Exhibits annexed hereto are incorporated herein by reference and form a part of this Agreement.

         35. USE OF THE WORD "HEREIN". Use of the words "herein", "hereof", "hereunder" and any other words of similar import refer to this Agreement as a whole and not to any particular article, section or other paragraph of this Agreement unless specifically noted otherwise in this Agreement.

         36. THIRD PARTIES. This Agreement shall not be deemed to confer in favor of any third parties any rights whatsoever as third-party beneficiaries, the parties hereto intending by the provisions hereof to confer no such benefits or status.

         37. CONFIDENTIALITY. Purchaser and Seller expressly acknowledge and agree that this Agreement, all financial information regarding Purchaser and any documents and information exchanged between Purchaser and Seller shall be confidential in nature and shall be kept in strict confidence. Purchaser and Seller agree that such confidential materials shall only be transmitted to Purchaser's and Seller's representatives and their respective lenders who need to know the information in the materials for the purpose of evaluating the Property or to prepare to close the transactions contemplated hereby. Purchaser and Seller, for the benefit of each other, hereby agree prior to the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions, or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other parties hereto.

         38. ATTORNEY'S FEES. In any action at law or in equity, including an action for declaratory relief, brought to enforce or interrupt the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

           [Signature page to Real Estate Sale and Purchase Agreement]


         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed, to be effective as of Effective Date.

                                      SELLER:


                                      ----------------------------------------
                                      Mrs. Libuse Hornak


                                      PURCHASER:

                                      OASIS GROUP, INC.


                                      By
                                      Name
                                      Title


                    [Signatures continued on following page]

           [Signature page to Real Estate Sale and Purchase Agreement]


         The undersigned Escrow Agent hereby acknowledges receipt of the Earnest Money referred to in Paragraph 2 of the preceding Agreement and agrees to the terms set forth in Paragraph 21 thereof.

                                       ESCROW AGENT:

                                       ----------------------------------------


                                       By
                                       Name
                                       Title

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY